SECOND MODIFYING AGREEMENT TO ASSETS’ SALES-PURCHASE CONTRACT SUBSCRIBED ON THE 10TH JULY 2006 SIGNED BY, A) COMPAÑÍA MINERA LA ESCUADRA, S.A. DE C.V., REPRESENTED IN THIS ACT BY MR. EMILIO ACUÑA PERALTA, IN HIS PERSONALITY AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE, THE (SELLER) AND, B) CORPORACIÓN AMERMIN, S.A. DE C.V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO LEDEZMA, IN HIS PERSONALITY AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE, AS WELL AS BY MR. RAMIRO TREVIZO LEDEZMA IN HIS OWN BEHALF, ACTING SIMULTANEOUSLY PER THEIR OWN RIGHT, THE (BUYERS), AND MR. CARLOS ARNOLD ACUÑA IN HIS PERSONALITY AS CREDITOR OF COMPAÑÍA MINERA LA ESCUADRA, S.A. DE C.V., JOINTLY NAMED AS THE “PARTIES”, IN ACCORDANCE TO THE FOLLOWING PREVIOUS FACTS, DECLARATIONS AND CLAUSES.

PREVIOUS FACTS

I.

On the 10th July 2006, PARTIES subscribed a Sales-Purchase contract by virtue of   which, among other terms and conditions, the SELLER transferred in favor of the   BUYERS the property of different goods considered as assets, including a   machinery and equipment inventory pertaining to mining activities, the   INVENTORY, as well as the Title Holding of the mining rights derived from 8   (eight) mining concessions, the CONCESSIONS, agreeing to receive in exchange   for such a concept the certain price and in money the amount of $6’5000,000.00   Dollars, (Six million five hundred thousand Dollars 00/100 in legal tender of the   United States of America), plus the corresponding Added Value Tax, an amount   total of $7’475,000.00 Dollars, (Seven million four hundred seventy five   thousand Dollars 00/100 in legal tender of the United States of America) the   CONTRACT; ordinary copy of such document is annexed to this instrument as   ATTACHMENT I:

II.

In order of formality, the CONTRACT’S subscription was ratified before Public

Broker as is proven in the Notary Ratification granted on the 25th October 2006   before testimony of Eugenio Fernando García Russek, appointed to Public Notary   number 28 for the Morelos Judicial District of the state of Chihuahua, whose Title   holder is Mr. Felipe Colomo Castro, Attorney at Law, and instrument that was duly   registered in Volume 12 of the Book of Acts Registered out of Protocol of such   Notary Public office under number 13,448;

III.

In agreement to Clause Four of the CONTRACT, on the same date of subscription   of said instrument, that is, on the 10th July 2006, the BUYERS agreed to deliver in   favor of the SELLER as an advance or down payment, the amount of $382,142.86   Dollars, (Three hundred eighty two thousand and one hundred forty two 86/100   Dollars in legal tender of the United States of America), and agreeing that the   pending balance, fixed at the amount of $7’092,857.14 Dollars, (Seven million

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

ninety two thousand and eight hundred fifty seven Dollars 14/100 in legal tender of   the United States of America), including the Added Value Tax, would be favored in   3 (three) future payments.

IV.

With the purpose of clarifying different terms and conditions agreed upon in the

CONTRACT, and because it was so convenient to both PARTIES, on the 31st   August 2006, a Modifying Agreement was subscribed in virtue of which, among   other aspects, it was specified that the schedule of payments to be favored in the   future with the purpose of liquidating balance mentioned in the foregoing numeral,   the AGREEMENT; ordinary copy of said document is annexed to this present   instrument as Attachment II;

V.

In order of formality, the CONTRACT’S subscription was ratified before Public

Broker as is proven in the Notary Ratification granted on the 25th October 2006   before testimony of Eugenio Fernando García Russek, appointed to Public Notary   number 28 for the Morelos Judicial District of the state of Chihuahua, whose Title   holder is Mr. Felipe Colomo Castro, Attorney at Law, and instrument that was duly   registered in Volume 12 of the Book of Acts Registered out of Protocol of such   Notary Public office under number 13,449;

VI.

On the date of signature of the AGREEMENT, that is on the 31st August 2006, the   SELLER subscribed with Mr. Carlos Arnold Acuña Aranda in the presence of the   BUYERS, an Agreement of Surrender of Rights of Collection, by virtue of which,   in general terms, it was granted in favor of Mr. Acuña Aranda the right to receive   the obligations’ payment derived from the CONTRACT and the AGREEMENT;

VII. The 8 (eight) CONCESSIONS, object of the CONTRACT and of the

AGREEMENT, are the following:

Title	Name of Lot
161,838	El Picacho
206,327	Unificación Rey de Oro
214,776	Mis Recuerdos
218,818	Picacho II
222,511	Dos Amigos
222,789	Picacho II
222,925	Picacho I
226,154	Crestón

VIII.

Due to causes not imputable to the PARTIES, of the CONCESSIONS to date, only   the one related with lot named “Dos Amigos” is found to be duly registered in favor   of the SELLER before the General Directory of Mines, a dependency of the

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

Secretary of the Economy, while the rest of same are found to be registered in favor   of the following indicated Concessionaires:

Title	Name of Lot	Registered Concessionaire
161,838	El Picacho	Compañía Minera El Coronel, S.A. de C.V.
206,327	Unificación Rey de Oro	Mexicana de Cobre, S.A. de C.V.
222,925	Picacho I	Compañía Minera El Coronel, S.A. de C.V.
214,776	Mis Recuerdos	Compañía Minera El Coronel, S.A. de C.V.
218,818	Picacho II	Emilio Acuña Peralta
222,789	Picacho II	Emilio Acuña Peralta
226,154	Crestón	Emilio Acuña Peralta

IX.

Considering that the registry of Title holding of any mining concession requires to   be duly subscribed before the General Directory of Mines with the purpose of it   being certain and judicially public under the terms of the current and applicable   legislation, and in view that to date the SELLER cannot be considered a formal and   public Title holder of the 7 (seven) described concessions in the foregoing numeral,   independently that he may in the future manage to carry out the required paper   work, PARTIES have decided to withdraw them from the object of this   CONTRACT and of the AGREEMENT, with the purpose of restructuring in   conformity the manner in which in the future it may be managed to transmit the   Title holding of the rights mentioned in favor of the BUYERS, consequently   reducing the price to be paid by the transfer of only the property of the   INVENTORY and the Title holding of the lot named “Dos Amigos”, and;

X.

As per the above, PARTIES have decided to subscribe this present agreement with   the purpose of modifying the CONTRACT’S content and of the AGREEMENT’S   in second opportunity for all the legal effects there might be.

DECLARATIONS

 I. The SELLER declares through the offices of his legal representative and under oath of stating the truth, that:

1.

It is a Mexican mercantile society, specifically a Stock Company with Varying

Amount of Capital, established and operating in conformity with the current and   applicable legislation of the United States of Mexico, as recorded in Public Writ   number 5,979, granted on the 23rd November 1984 before Mr. José Antonio   Lascurain y Osío, Attorney at Law, and at that time Notary Public number 21 of the   Morelos Judicial District, state of Chihuahua, and instrument that was duly   inscribed in the Public Registry of Property and Commerce, under number 105, in   Folio 27 of Book 379 of the Section of Commerce, dated 18th February 1985, and

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

reason by which it is endowed with the necessary and sufficient personality to intervene in this present judicial act;

2.

He enjoys the faculties, powers and necessary and sufficient mandates in order to   subscribe this present agreement as recorded in the described instrument of   immediately previous numeral, as well as in other corporate documents of the   society, same that have not been restrained, limited, suspended or revoked to date,   and thus is in the capacity to subscribe this agreement;

3.

It is duly inscribed in the Federal Taxpayers Registry, and current to date in its income tax obligations and other contributions that have corresponded to it;

4.

It is his free will to subscribe this present document with the purpose of modifying   the terms of the CONTRACT and the AGREEMENT, in consent with the   BUYERS, and Mr. Carlos Arnold Acuña Aranda appearing as arranged in the   following clause.

II. CORPORACIÓN AMERMIN, S.A. DE C. V., through the offices of its legal representative and under oath of stating the truth, declares, that:

1.

It is Mexican mercantile society, specifically a Stock Company with Varying

Amount of Capital, duly established and operating as recorded in Public Writ   number 9,311, granted on the 9th August 2005, before the witness of Mr. José Miller   Hermosillo, Attorney at Law and Notary Public number 2 of the Morelos Judicial   District, state of Chihuahua, and instrument that was duly inscribed in the Public   Registry of Property and Commerce under mercantile electronic folio number   21164*10, and reason by which it enjoys the sufficient and necessary capacity to   intervene in this present judicial act;

2.

It enjoys the faculties, powers and sufficient and necessary mandates to subscribe   this present agreement, as recorded in the instrument described in the immediately   previous numeral, and same that have not been limited, restrained, suspended or   otherwise revoked, and thus is in the capacity to subscribe this agreement;

3.

It is duly inscribed in the Federal Taxpayers Registry and current to date in its income tax payments and other contributions that have corresponded to it to date;

4.

It is the wish of its corporation board to subscribe this present agreement with the   purpose of modifying the terms of the CONTRACT and of the AGREEMENT in   consent with the SELLER and Mr. Carlos Arnold Acuña Aranda appearing as   arranged in the following clause.

III. Mr. RAMIRO TREVIZO LEDEZMA, per his right and under oath of stating the truth, declares, that:

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

1.

He is a Mexican citizen, of age, in complete use of his physical and mental faculties   reason by which he enjoys the personality and sufficient and necessary capacity to   subscribe this present agreement;

2.

To be duly inscribed in the Federal Taxpayers Registry and being to date current in   his income tax payments and other contributions that have corresponded to him to   date, and;

3.

It is his free will to subscribe this present document with the purpose of modifying   the terms of the CONTRACT and of the AGREEMENT, in consent with the   SELLER and Mr. Carlos Arnold Acuña Aranda appearing as arranged in the   following clause.

IV. CARLOS ARNOLD ACUÑA ARANDA, per his own right and under oath of stating the truth, declares, that:

1.

He is a Mexican citizen, of age, in complete use of his physical and mental faculties   reason by which he enjoys the personality and sufficient and necessary capacity to   subscribe this present agreement;

2.

To be duly inscribed in the Federal Taxpayers Registry and being to date current in   his income tax payments and other contributions that have corresponded to him to   date, and;

3.

It is his free will to subscribe this present document with the purpose of modifying   the terms of the CONTRACT and of the AGREEMENT, as arranged in the   following clause

V. Both PARTIES, per their own right or through the offices of their legal representatives, as be the case, under oath of stating the truth, they appear to the subscription of this present agreement being free of deceit, ill faith, error, harm or violence with the purpose of committing themselves in accordance to the following:

CLAUSES

FIRST. MODIFICATION: PARTIES expressly agree that with Mr. Carlos Arnold Acuña Aranda’s full consent and being in effect as of the date of this present instrument, the AGREEMENT’S Declarations and Clauses be modified as indicated following, conventions that will have an effect upon the CONTRACT correspondingly in order to be drawn up as follows;

“B) The SELLER declares”.

1. To a society (…).

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

2. That its legal representative (…).

3. That he is Title holder of the mining concessions detailed following and that are located in the Municipality of Bacoachi, Sonora, hereinafter named as the LOT:

NAME OF LOT	TITLE	TYPE	SURFACE
Dos Amigos	222,511	Exploitation	24.4306 hectares

4. That the mining concessions (…).

5. That he has celebrated (…).

6. That within his assets (…).

7. The SELLER declares that a majority of his equipment and machinery mentioned in Attachment “A”, is installed within a premise approximately of 10 hectares in surface located 10 meters off the road from Cananea-Bacoachi and 2 kilometers distant from this latter town, in the state of Sonora. Such premise belongs by the common land owners of Bacoachi. The SELLER has an agreement with these people for the use of the land for a time term of 15 (fifteen) years. To date and already paid for in advance 8 (eight) years are already covered and a 7 (seven) years debt is still pending, an amount that must be paid in advance, a sum total of $70,000,00 Mexican Pesos (Seventy thousand Mexican Pesos 00/100).

8. The SELLER declares that it his wish to sell precisely to the PURCHASER the list of assets and inventory of equipment and machinery indicated in Attachment “A”, as well as the rights derived from the mining lots referred to in Declaration B), numeral 3 of this present agreement.

9. That to this date he has celebrated a contract for the supply of materials taken out from THE LOTS with Mexicana de Cobre, S.A. de C.V., by virtue of which there is a labor and production relationship, same that Mexicana de Cobre, S.A. de C.V., liquidates with a tardiness of approximately 90 (ninety) natural days against invoice presentation meeting all fiscal requirements.

(…)

CLAUSES

THIRD: The price agreed upon by the parties for the list of assets and equipment inventory as indicated in attachment A, as well as the rights of the mining lots referred to in declaration B), numeral 3 of this present agreement, is for the amount of $869,565.21 Dollars (Eight hundred sixty nine thousand and five hundred sixty five Dollars 21/100 in legal tender of the United States of America), plus the corresponding Added Value Tax, that is, a sum total of ($1’000,000.00 Dollars (One million Dollars in legal tender of the

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

United States of America), amount that must be covered by the PURCHASER in the manner, terms and schedule consented to in this present agreement.

FOURTH:  Both parties expressly agree that the PURCHASER will pay to the SELLER on the date of signature of this present agreement as an advance or down payment the amount of $382,142.86 Dollars (Three hundred eighty two thousand and one hundred forty two Dollars 86/100 in legal tender of the United States of America), Added Value Tax already included, or its equivalent in Mexican Pesos at the rate of exchange published by the Bank of Mexico in the Official Federal Diary on the immediately first able day before the date of payment, same amount that will be deducted of the price agreed upon by the parties referred to in foregoing Clause. The amount mentioned in this Clause as down payment or advance, the SELLER acknowledges that he has already received, on the 21st July 2006, the amount of $50,000.00 Dollars (Fifty thousand Dollars 00/100 in legal tender of the United States of America), the Added Value Tax already included, and same that delivered by the PURCHASER as a token of a deal, there still pending per this down payment or advance concept the amount of $332,142.86 Dollars (Three hundred thirty two thousand and one hundred forty two Dollars 86/100 in legal tender of the United States of America), Added Value Tax already included.

FIFTH: The PURCHASER, by virtue of this present agreement commits himself to pay to the SELLER the remaining balance, an amount of $617,957.14 Dollars (Six hundred seventeen thousand and eight hundred fifty seven Dollars 147/100 in legal tender of the United States of America), Added Value Tax already included, accordingly to the following schedule of payments:

1. On the 30th November 2006 the amount of $100,000.00 Dollars (One hundred thousand Dollars 00/100 in legal tender of the United States of America), Added Value Tax already included, or its equivalent in Mexican Pesos at the rate of exchange published by the Bank of Mexico in the Official Federal Diary on the immediate able day before date of payment.

2. On the 28th February 2007 the amount of $382,142.86 Dollars (Three hundred eighty two thousand and one hundred forty two Dollars 86/100 in legal tender of the United States of America), Added Value Tax already included, or its equivalent in Mexican Pesos at the rate of exchange published by the Bank of Mexico in the Official Federal Diary on the immediate able day before date of payment.

3. On the 31st August 2007, the remaining balance of the price agreed on, that is, the amount of $135,714.28 Dollars (one hundred thirty five thousand and seven hundred fourteen Dollars 28/100 in legal tender of the United States of America), Added Value Tax already included, or its equivalent in Mexican Pesos at the rate of exchange published by the Bank of Mexico in the Official Federal Diary on the immediate able day before date of payment.

SEVENTH: Both parties agree that in order to guarantee payment of $617,857.14 Dollars (Six hundred seventeen thousand and eight hundred fifty seven Dollars 14/100 Dollars in legal tender of the United States of America), referred to in the foregoing Fifth Clause,

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

the PURCHASER will grant before Notary Public within the next few days in favor of the SELLER or to whomever this latter designates, a General Power for Litigation and Collection, Acts of Administration and Dominion, irrevocable in character but limited to the object of this contract, and whose execution will be conditioned in a suspensive manner to the non compliance by the PURCHASER to any of the payment obligations that he assumes by virtue of the subscription of this present contract.

(…)

SECOND. SUBSISTENCE OF THE CONTRACT: PARTIES expressly agree that the modifications agreed upon in the foregoing Clause will in any way affect the validity, terms, conditions and execution of the rest of the clauses of the AGREEMENT or of the CONTRACT.

THIRD. CONFIDENTIALITY: PARTIES expressly agree to keep the totality of past, present and future information in a confidential character related to this present instrument, and extending same obligation to whomever it be disclosed to, be it a corporation or an individual.

The PARTY recipient of confidential information must limit access to same to its representatives or employees who, by a justifiable or reasonable cause, should request access to said information. In such cases, PARTIES must extend same obligation of confidentiality to the subjects to whom the information is disclosed to.

For purposes of this present clause, the following will not be considered confidential information: 1. Information legitimately known and obtained by the recipient PARTY prior to the subscription of this agreement; 2. Information that to date or in a future date will considered as public domain, if and ever such consideration did not derive from the non compliance by one of the PARTIES to the stipulations set in this clause, or; 3) Information that must be disclosed to per law by an administrative or judicial mandate issued by competent authorities, including those concerned with the principle of transparency in the Stock Exchange media, both in the United States of Mexico and abroad.

PARTIES agree that the current status of the contracted obligations by virtue of this present clause will subsist indefinitely, even after the expiration of the duration of this present instrument.

In case of a non compliance, PARTIES reserve to themselves the actions that per Law correspond to them, both administratively and judicially, in order to claim indemnity because of damages and harms done, as well as the application of other sanctions that may correspond.

FOURTH. CONTACT ADDRESSES: PARTIES agree that for anything referring to the execution and compliance of the terms and conditions of this present instrument, as well as to present announcements, notifications and other communications related to same, state their permanent addresses to be:

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

The SELLER

The PURCHASERS

Av. Independencia 3010

Calle Ramón Domínguez 200

Col. Santa Rosa

Colonia Deportistas

Ciudad de Chihuahua

C.P. 31125 Cd. De Chihuahua

Estado de Chihuahua, México

Estado de Chihuahua, México

In case of change of address, PARTIES agree in notifying their counterparts of such an event at least 5 (five) natural days prior to the date of the effective change of address. Not complying to this obligation will mean that the announcements, notifications and communications delivered at the original address of the PARTY moving out, will bear all the legal effects in favor of the PARTY that was not notified in all opportunity, as of the date of delivery and for as long as the non compliance continues.

FIFTH. PERSONS TO BE IN CONTACT: PARTIES agree that the whole of announcements, notifications and communication necessary to be made known to the other and derived from the terms and conditions of this present instrument, must be addressed indistinctly to the following persons:

The SELLER

The PURCHASERS

EMILIO ACUÑA PERALTA

RAMIRO TREVIZO LEDEZMA

In case it be their will to change the contact persons, PARTIES agree in notifying their counterpart of such a circumstance at least 5 (five) natural days in advance of the date in which the change takes effect. Not complying to this indicated obligation will mean that announcements, notifications and communications sent and delivered to the name of the original addressees of the PARTY making the change, will bear all legal effects in favor of the PARTY that was not opportunely notified, as of the date of delivery and for as long as the non compliance continues.

SIXTH. TOTALITY OF THE CONTRACT: PARTIES accept that this present agreement, including the CONTRACT and the AGREEMENT, as well as their attachments and integral portions, contain the totality of the agreements between them regarding its object, and will subsist in everything that is not opposition, thus leaving without effect and canceling all agreements, reports, negotiations, correspondence, compromises and communication taken place previously between them, either in writing or verbal.

SEVENTH. APPLICABLE LAW: This present instrument will abide and will be interpreted in accordance to the current and applicable legal dispositions in the United States of Mexico, among which are included the Mining Law, its Ruling, the Code of Commerce and the Federal Civil Code.

EIGHTH. JURISDICTION: PARTIES agree to submit any controversy arising regarding the interpretation and execution of this present agreement to the jurisdiction of the competent Courts of Law of the Morelos Judicial District in the city of Chihuahua, state

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.

of Chihuahua, renouncing as of this moment to any other jurisdictional privilege that might correspond to them either by reason of their present or future addresses, or by whatever other circumstance.

BOTH PARTIES IN THE KNOWLEDGE OF THE CONTENT AND LEGAL REACH OF THIS PRESENT INSTRUMENT; THEY SIGN IT IN CONSENT, HAVING GATHERED AT THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE THIRTIETH OCTOBER TWO THOUSAND AND SIX.

THE SELLER

THE PURCHASERS

       Signed

Signed

COMPAÑÍA MINERA LA ESCUADRA

RAMIRO TREVIZO LEDEZMA

S.A. DE C.V.

Per his own right

Represented in this act by:

and representing:

EMILIO ACUÑA PERALTA

           CORPORACIÓN AMERMIN

S.A. DE C.V.

Signed

CARLOS ARNOLD ACUÑA ARANDA

Per his own right and creditor of:

COMPAÑÍA MINERA LA ESCUADRA

S.A. DE C.V.

PS: Follow two blank pages indicating in heading “Attachment I – Ordinary copy of CONTRACT”. And Attachment II – Ordinary copy of AGREEMENT.

###

Second Modifying Agreement subscribed on the 30th October 2006 between Minera La Escuadra, S.A. de C.V., on one part, and Corporación Amermin, S.A. de C.V. , and Ramiro Trevizo Ledezma, on the other part.